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                                                                    EXHIBIT 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the inclusion in Annex I of the Prospectus constituting part of this Registration Statement on Form S-11 of our report dated March 22, 1996 relating to the financial statements of Franklin Bank, N.A., which appears in Annex I of such Prospectus. We also consent to the reference to us under the heading "Experts" in Annex I of such Prospectus.



                                        /s/ Crowe, Chizek and Company LLP
                                        Crowe, Chizek and Company LLP



Grand Rapids, Michigan
October 8, 1997